Exhibit 23

[DELOITTE  & TOUCHE LLP LETTERHEAD]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-73202, 333-40289 and 333-105632 on Form S-8 of The Savings and Profit Sharing Fund of Allstate Employees (the “Fund”) and The Allstate Corporation of our report dated June 16, 2006 relating to the financial statements and financial statement schedule of the Fund appearing in the Fund’s Annual Report on Form 11-K for the year ended December 31, 2005.

/s/ DELOITTE & TOUCHE LLP

June 23, 2006
Chicago, Illinois